Exhibit 99.1

                                                [GRAPHIC OMITTED:   SPX LOGO]



Contact:  Jeremy W. Smeltser (Investors)
          704-752-4478
          E-mail:  investor@spx.com

          Tina Betlejewski (Media)
          704-752-4454
          E-mail: spx@spx.com


       SPX CORPORATION ANNOUNCES EXTENSION OF ITS CASH TENDER OFFERS
   FOR ITS 6 1/4% SENIOR NOTES DUE 2011 AND 7 1/2% SENIOR NOTES DUE 2013

     CHARLOTTE, NC - March 15, 2005 - SPX Corporation (NYSE: SPW), today announced that it is extending its pending tender offers for its 7 1/2% Senior Notes due 2013 (the "7 1/2% Senior Notes") and for its 6 1/4% Senior Notes due 2011 (the "6 1/4% Senior Notes") (collectively the "Notes"). The offer is subject to the satisfaction of certain conditions, including the closing of the sale of SPX Corporation's Edwards Systems Technology business (the "Edwards closing") and receipt of consents in respect of the requisite principal amount of Notes. The offer is being extended because the Edwards closing has not yet occurred. As of 5:00 p.m., New York City time on March 14, 2005, approximately 63.92% of the 61/4% Senior Notes and approximately 79.25% of the 7 1/2% Senior Notes had tendered into the offer, which would represent receipt of the requisite consents for each of the 6 1/4% Senior Notes and the 7 1/2% Senior Notes, upon the closing of the offer.

     SPX is extending each of the tender offers for the 7 1/2% Senior Notes and the 6 1/4% Senior Notes to 5:00 p.m., New York City time on March 18, 2005. In addition, the date by which holders of Notes needed to tender their Notes in order to obtain the consent payment has also been extended to March 18, 2005. Accordingly, holders who tender their Notes at or prior to 5:00 p.m., New York City time, on March 18, 2005 will receive the total consideration, including the consent payment, based on the applicable fixed spread set forth in the Supplement dated February 18, 2005 (the "Supplement") to the Offer to Purchase and Consent Solicitation Statement dated February 4, 2005 (the "Offer to Purchase"), subject to the terms and conditions set forth in the Offer to Purchase. In addition, the price determination date has now been extended to 2:00 p.m., New York City time on March 16, 2005. The terms of the tender for the 6 1/4% Senior Notes and the 7 1/2% Senior Notes remain unchanged.

     As described above, the consent solicitations and the tender offers will expire at 5:00 p.m., New York City time, on March 18, 2005, unless extended. The consent solicitations and tender offers were earlier scheduled to expire at 5:00 p.m., New York City time, on March 17, 2005. Holders who tender their Notes pursuant to the offers will be required to consent to the proposed amendments. The purpose of the consent solicitations is to, among other things, eliminate substantially all of the restrictive covenants and certain of the default provisions contained in the indenture governing the Notes.

     J.P. Morgan Securities Inc. is the Lead Dealer Manager for the offers and Lead Solicitation Agent for the consent solicitations and can be contacted at (212) 834-3424 (collect) or (866) 834-4666 (toll free). Global Bondholder Services Corporation is the Information Agent and can be contacted at (212) 430-3774 (collect) or (866) 387-1500 (toll free).

     SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

     Certain statements in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

     THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES ONLY. IT IS NOT INTENDED AS AN OFFER OR SOLICITATION FOR THE PURCHASE OR SALE OF ANY FINANCIAL INSTRUMENT OR AS AN OFFICIAL CONFIRMATION OF ANY TRANSACTION. ANY COMMENTS OR STATEMENTS MADE HEREIN DO NOT NECESSARILY REFLECT THOSE OF J.P. MORGAN SECURITIES INC., MITSUBISHI SECURITIES (USA), INC., SCOTIA CAPITAL
(USA) INC., GLOBAL BONDHOLDER SERVICES CORPORATION, OR THEIR RESPECTIVE SUBSIDIARIES AND AFFILIATES.

     SPX Corporation shareholders are strongly advised to read the proxy statement relating to SPX Corporation's 2005 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by SPX Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, SPX Corporation will mail the proxy statement to each shareholder of record on the record date to be established for the shareholders' meeting. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at SPX Corporation's Internet website at www.spx.com or by writing to Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400.

     SPX Corporation, its executive officers and directors may be deemed to be participants in the solicitation of proxies for SPX Corporation's 2005 annual meeting of shareholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by SPX Corporation with the Securities and Exchange Commission on March 2, 2005.

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